Exhibit 10.8

AMENDMENT TO
THE SPROUT SOCIAL, INC.
2016 STOCK PLAN
Sprout Social, Inc., a Delaware corporation (the “Company”), by (i) duly adopted resolution of its Board of Directors pursuant to Section 14 of the Sprout Social, Inc. 2016 Stock Plan (the “Plan”) and (ii) duly adopted consent of the stockholders of the Company pursuant to Section 14 of the Plan, hereby amends the Plan pursuant to this Amendment to the Sprout Social, Inc. 2016 Stock Plan (this “Amendment”) as follows, effective December 11, 2018:
1.The first sentence of Section 4.1 of the Plan is amended to read in its entirety as follows:
“Subject to adjustments as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 5,467,862 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.”
2.    The first sentence of Section 5.3(a) of the Plan is amended to read in its entirety as follows:
“Subject to Section 4.1 and adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 5,467,862 shares (the “ISO Share Limit”).”
This Amendment, in conjunction with the Plan, constitutes the entire agreement with respect to the subject matter hereof and supersedes all oral and written agreements and understandings made and entered into prior to the date hereof. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. If any term or provision of this Amendment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.
(signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above on behalf of the Company.

SPROUT SOCIAL, INC.

By:	/s/Justyn Howard
Justyn Howard
President

[Signature Page to Stock Plan Amendment]